Exhibit 10.16
Amendment 2022-1

Genpact LLC Executive Deferred Compensation Plan

WHEREAS, the Genpact LLC (the “Company”) maintains the Genpact LLC Executive Deferred Compensation Plan (the “Plan”); and

WHEREAS, pursuant to Article 9 of the Plan, subject to the applicable requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), the Member (as defined in the Plan) may amend the Plan at any time, and in its discretion, provided, however, that no such amendment, shall, without the consent of a Plan participant, adversely affect such participant’s rights with respect to amounts credited to or accrued in his or her Plan account; and

WHEREAS, the Member desires to amend the Plan to permit participants greater flexibility in allocating deferrals made as part of the annual deferral election for in-service distributions, specifically to allocate such deferrals to be made no sooner than the second Plan Year after the Plan or bonus performance period to which such deferrals relate.

NOW THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows effective January 1, 2023.

1.Section 5.4 of the Plan is hereby amended to read as follows (deletions shown in ~~strikethrough~~ and additions shown in bold and italics):

5.4 Time of Payment Election.

(a) Timing of Payment. A Participant shall elect (on the Participant’s Election Notice) to receive or commence payment of the Participant’s Deferred Compensation, in the form elected in Section 5.3, either (i) no sooner than the second Plan Year ~~is at least two years~~ following the Plan Year (or the end of the performance period with respect to Bonus Compensation, if applicable) for which such election is made, subject to subsection (b) below, or (ii) upon the Participant’s Separation from Service.
IN WITNESS WHEREOF, the Member, by and through its duly authorized representative, has executed this Amendment 2022-1 this 13th day of December, 2022.

GENPACT USA, INC.
By: /s/ Thomas D. Scholtes
Name: Thomas D. Scholtes
Title: President